Exhibit 25.A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

90 Christiana Road
New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)
John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
(Name, address and telephone number of agent for service)
El PASO CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	76-0568816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

El Paso Building		Robert W. Baker, Esq
1001 Louisiana Street		Houston, Texas
1001 Louisiana Street 77002		Houston, Texas 77002
(713) 420-2600	(Zip Code)	(713) 420-2600
(Address of principal executive offices)
Copies To:

G. Michael O’Leary	Kelly J. Jameson, Esq
Andrews Kurt LLP	El Paso Building
600 Travis, Suite 4200	1001 Louisiana Street
Houston, Texas 77002	Houston, Texas 77002
(713) 220-4200	(713) 420 2600
Senior Debt Securities
(Title of Indenture Securities)

General
Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None
Item 3-15. Not Applicable

Item 16. List of Exhibits
Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2005), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.
(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 23rd day of May, 2006.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Herawattee Alli
Herawattee Alli
Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page i,
	Table of Contents, for
	the required disclosure
	of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices-FFIEC 031

Report at the close of business December 31, 2005	(20040630)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Joseph R. Simpson, Controller

Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

2/9/06

Date of Signature
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities .
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5 7 8 9 0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)

HSBC Bank USA, NATIONAL ASSOCIATION

Legal Title of Bank (TEXT 9010)

Wilmington

City (TEXT 9130)

DE	19801

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City
in the state of New York, at the close of business December 31, 2005

ASSETS

		Thousands of dollars

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$4,439,559
b. Interest-bearing balances		2,916,646
Held-to-maturity securities		3,043,721
Available-for-sale securities		17,548,317
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		4,562,083
Loans and lease financing receivables:
Loans and leases held for sale		4,564,407
Loans and leases net of unearned income	$85,649,378
LESS: Allowance for loan and lease losses	844,809
Loans and lease, net of unearned income, allowance, and reserve		$84,804,569
Trading assets		19,806,966
Premises and fixed assets		535,695
Other real estate owned		32,038
Investments in unconsolidated subsidiaries		332,406
Customers’ liability to this bank on acceptances outstanding		73,783
Intangible assets: Goodwill		2,089,872
Intangible assets: Other intangible assets		463,398
Other assets		5,466,021
Total assets		150,679,481

LIABILITIES

Deposits:
In domestic offices		67,567,464
Non-interest-bearing	9,656,924
Interest-bearing	57,910,540
In foreign offices		27,480,161
Non-interest-bearing	320,411
Interest-bearing	27,159,750

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		57,111
b. Securities sold under agreements to repurchase		1,273,237

Trading Liabilities		10,643,745
Other borrowed money		23,373,888
Bank’s liability on acceptances		73,873
Subordinated notes and debentures		4,275,045
Other liabilities		4,046,675
Total liabilities		138,791,109
Minority Interests in consolidated Subsidiaries		273

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		9,708,668
Retained earnings		2,191,911
Accumulated other comprehensive income		-14,480
Other equity capital components		0
Total equity capital		11,888,099
Total liabilities, minority interests and equity capital		150,679,481